Exhibit 10.1

AMENDMENT NO. 5 TO NOTE PURCHASE AGREEMENT
This AMENDMENT NO. 5 (this Amendment), dated as of July 16, 2014 (the Effective Date) is entered into by and among WireCo WorldGroup Inc. (the Company), and Solar Capital Ltd., BlackRock Kelso Mezzanine Partners I, LLC and KCAP Financial, Inc., as Purchasers (collectively, the Purchasers).
W I T N E S S E T H :
WHEREAS the Company and the Purchasers have heretofore executed and delivered a Note Purchase Agreement, dated as of July 12, 2012 (as amended, supplemented or otherwise modified in accordance with its terms, the Note Purchase Agreement or NPA), providing for the issuance on July 12, 2012 of 11.75% Senior Notes due 2017, in an aggregate principal amount of $82,500,000 (collectively, the Notes);
WHEREAS Section 17.2(b)(iii) of the NPA provides that without the consent of each holder of Notes affected thereby no amendment of the NPA or Notes may reduce the rate of interest on any note;
WHEREAS the Company and the Consenting Holders (as defined below) desire to amend the NPA and the Notes to reduce the interest rate payable on the notes from 11.75% per annum to 9.00% per annum;
WHEREAS the Company and each of the Purchasers desire to amend the NPA to permit the optional redemption of the Note or Notes held by Non-Consenting Holders (as defined below) on less than the required notice period provided for in Section 8.2(c) of the NPA;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchasers mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the NPA.
2.    Amendment to NPA and Notes. (a) Pursuant to Section 17.2(b)(iii) of the NPA, the Company and each holder of a Note that consents to Section 2(a) of this Amendment (each a Consenting Holder) agrees that from and after the Redemption Date (as defined below) the NPA (solely with respect to the Note held by such Consenting Holder) and the Note held by such Consenting Holder shall be amended to provide that interest on such Note shall accrue and be payable at the rate of 9.00% per annum on and after the Redemption Date (the Rate Reduction). Notwithstanding the foregoing, the Rate Reduction will only become effective upon the redemption in full of the portion of the Notes held by any Non-Consenting Holder.
(b) Pursuant to Section 17.2 (b)(ii) of the NPA, the Company and each holder of a Note that executes this Amendment agrees that, notwithstanding the provisions of Section 8.2(c) of the NPA the Note or Notes held by any Non-Consenting Holder may be redeemed on not less than two (2) Business Days’ notice at any time on or after the Effective Date.
3.    Waiver. In the event that any holder of a Note shall not consent to Section 2(a) of this Amendment (each a Non-Consenting Holder) then each of the Consenting Holders hereby waives the requirements of Section 8.3(a) of the NPA to enable the Company to redeem all or a portion of the Notes held by any Non-Consenting Holder pursuant to Section 8.2(c) of the NPA without selecting any of the Notes held by Consenting Holders to be so redeemed so long as such redemption shall occur within five (5) Business Days after the Effective Date (the date of such redemption, the Redemption Date).
4.    Ratification of NPA; Amendment Part of NPA. Except as expressly amended hereby, the NPA is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the NPA for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    Effectiveness. The provisions of Section 2(a) of this Amendment shall become effective on the Effective Date as to each Purchaser that indicates on the signature pages hereto that it is consenting to the amendments contemplated by Section 2(a) hereof and the provisions of Section 2(b) of this Amendment shall become effective on the Effective Date when executed by each Purchaser whether or not so consenting to Section 2(a).
6.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
7.    Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.
8.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
9.    Exchange of Notes. Promptly after the Redemption Date, pursuant to Section 17.4 each Consenting Holder shall surrender its outstanding Note or Notes held by it prior to the Redemption Date in exchange for new Notes dated the Redemption Date in the same aggregate principal amount substantially in the form of Exhibit A hereto to reflect the amendments contemplated hereby.
10.    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
11.    Jurisdiction and Process; Waiver of Jury Trial. (a) Each of the Company and the Purchasers agrees that any suit or proceeding arising in respect of this Amendment will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company and the Purchasers agree to submit to the jurisdiction of, and to venue in, such court.
(b) Each of the Company and the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first written above.

WIRECO WORLDGROUP INC.

By:     /s/ Brian G. Block
Name: Brian G. Block
Title: Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

SOLAR CAPITAL LTD.
BLACKROCK KELSO MEZZANINE PARTNERS I, LLC
KCAP FINANCIAL, INC.

SOLAR CAPITAL LTD.

By:    /s/ Brian Gerson
Name:     Brian Gerson
Title:    Authorized Signatory

CONSENTS TO SECTION 2(a): Yes ☒    No ☐

BLACKROCK KELSO MEZZANINE PARTNERS I, LLC

By: BKCA Mezzanine Advisors, LLC, its investment manager

By:     /s/ Michael B. Lazar
Name:     Michael B. Lazar
Title:     Authorized Person

CONSENTS TO SECTION 2(a): Yes ☐    No ☒

KCAP FINANCIAL, INC.

By:     /s/ Daniel P. Gilligan
Name:     Daniel P. Gilligan
Title:     Authorized Signatory

CONSENTS TO SECTION 2(a): Yes ☒    No ☐

Exhibit A
[FORM OF NOTE]
WIRECO WORLDGROUP INC.
11.75% SENIOR NOTE DUE MAY 15, 2017
No. [__]    [Date]
$[__]    PPN[__]
For Value Received, the undersigned, WireCo WorldGroup Inc. (herein called the Company), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars (or so much thereof as shall not have been prepaid) on May 15, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed) on the unpaid balance hereof at the rate of 11.75% per annum from the date hereof to but not including July __, 2014, and at the rate of 9.00% per annum thereafter, payable semiannually, on the 15th day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.
Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by wire transfer to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to the Note Purchase Agreement, dated as of July 12, 2012 (as from time to time amended, the Note Purchase Agreement), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations set forth in Section 6.2 of the Note Purchase Agreement and agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. To the extent any provision of any Note conflicts with the express provisions of the Note Purchase Agreement, the provisions of the Note Purchase Agreement shall govern and be controlling.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
Upon the occurrence of a Change of Control or upon certain Asset Sales and subject to further limitations contained in the Note Purchase Agreement, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
The Company’s obligations pursuant to the Note Purchase Agreement shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Note Purchase Agreement, upon the payment of all the Notes.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
WireCo WorldGroup Inc.

By:    _____________________
[Title]